SUBSCRIPTION AGREEMENT

FOR THE

PURCHASE OF SHARES OF COMMON STOCK OF

FuLuCai Productions Ltd.

SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF SHARES OF COMMON STOCK

FuLuCai Productions Ltd., a Nevada corporation (the “Company”) is offering (this “Offering”) for sale to ____________  (the “Investor”) to an aggregate of  ___________ shares of its common stock, par value $0.0001 per share (the “Common Stock”) at $0.01 per share of common stock.  This Offering is made by the Company, acting without a placement agent, pursuant to the Registration Statement File No.: 333-166949 declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on ______________ (the “Registration Statement”) and this subscription agreement (this “Agreement”).

WHEREAS, the Company filed the Registration Statement to sell up to 10,000,000 shares of Common Stock on a best efforts basis and the Registration Statement was declared effective  by the Commission; and

WHEREAS, the Company is offering for sale to the Investor an aggregate of _____________ shares of its Common Stock on the terms agreed to herein.

NOW, THEREFORE, IT IS HEREBY AGREED:

Purchase of Shares

(a) The undersigned Investor agrees to purchase at the Closing (as defined herein) and the Company agrees to sell and issue at the Closing _____________ Shares of Common Stock, at a price of $0.01 per share (the “Shares”), for a total subscription amount of $____________ (the “Subscription Amount”).

(b) The Investor and the Company agree that the Subscription Amount shall be paid by or on behalf of the Investor by bank draft or check payable to FuLuCai Productions Ltd. and is subject to acceptance  by the Company (the “Closing”).

Subscription Procedures

(a) To subscribe, the Investor must:

(i) complete and sign this Agreement;

(ii)	complete and sign the accompanying Confidential Prospective Purchaser Questionnaire (this Agreement and the Registration Statement are collectively referred to herein as the “Offering Documents”);

(iii)	return the completed and signed Offering Documents and the check or bank draft payable to FuLuCai Productions Ltd. on behalf of the Investor to the following address:

FuLuCai Productions Ltd.
c/o International Securities Group Inc.
1530 - 9th Ave SE
Calgary, Alberta
T2G 0T7

Prospective Investors should retain their own professional advisors to review and evaluate the economic, tax, and other consequences of an investment in the Company.

THE COMMISSION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS. NO STATE SECURITIES LAW ADMINISTRATOR HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR THE ADEQUACY OF THE OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
THE SECURITIES OFFERED HEREBY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT.

NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FULUCAI PRODUCTIONS LTD.

SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF
SHARES OF COMMON STOCK

1. Unless terminated earlier by the Company, in its sole discretion, this Offering is scheduled to terminate on or about _________________, 5:00 p.m., New York time, unless extended for an additional 90 days (the “Offering Period”).

2. For additional information regarding the Company, the Investors are encouraged to review the Company’s Registration Statement (collectively referred to herein as the “Exchange Filings”).

3. The Company hereby makes the following representations, warranties and covenants to the Investors:

a. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

b. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Company.

c. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ and contracting parties’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. Each Investor hereby makes the following representations, warranties and covenants to the Company:

a. Each Investor is aware that the purchase of the Shares is a speculative investment involving a high degree of risk and that there is no guarantee that the Investor will realize any gain from this investment, and that the Investor could lose the total amount of the Investor's investment.

b. Each Investor understands that no federal or state agency has made any finding or determination regarding the fairness of this Offering, or any recommendation or endorsement of this Offering.

c. Although, the Investors are affiliates of a registered broker-dealer they are purchasing the Shares for their own account, with the intention of holding the Shares, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares.

d. Each Investor represents that the funds provided for this investment are either separate property of the Investor, community property over which the Investor has the right of control, or are otherwise funds as to which the Investor has the sole right of management.

e. FOR PARTNERSHIPS, CORPORATIONS, TRUSTS, OR OTHER ENTITIES ONLY:  If the Investor is a partnership, corporation, trust, or other entity, (i),  the Investor represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Shares, (ii) the Investor has the full power and authority to execute this Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iii) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

f. The address shown under the Investor's signature at the end of this Agreement is the Investor's principal residence if he or she is an individual, or its principal business address if a corporation or other entity.

5. Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his, her, or its rights hereunder or under any other agreement, instrument, or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right.  Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right.  A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.  All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

6. This Agreement, together with any instruments executed simultaneously herewith, constitutes the entire agreement between the parties.

7. This Agreement may not be changed, modified, extended, terminated, or discharged orally, but only by an agreement in writing, which is signed by the Company and the Investor.

8. The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Agreement and the intent and purposes hereof.

9. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

10. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the Investor hereby consents to the jurisdiction of the courts of the State of Nevada.

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ALL SUBSCRIBERS MUST COMPLETE A COPY OF THIS PAGE

_____________       _____________
(Print Name of Subscriber)

IN WITNESS WHEREOF, the Investor has executed this Agreement on this ____ day of ________, 2010.

Number of Shares:
Purchase Price Per Share: $0.01
Aggregate Common Stock Subscription Amount: $

Please indicate the form of ownership that you desire your Shares to be registered in.

1.           |__|           Individual

2.           |__|           Joint Tenants with Right of Survivorship

3.           |__|           Community Property

4.           |__|           Tenants in Common

5.           |__|           Corporation/Partnership

6.           |__|           IRA of________________

7.           |__|           Trust, Date Opened ___________

8.           |__|           As A Custodian For________________ Under the Uniform Transfer to  Minors Act of the State of ___________

9.           |__|           Married with Separate Property

10.         |__|           Keogh  Plan ____________

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EXECUTION BY SUBSCRIBER WHO IS A NATURAL PERSON

Exact Name in Which Title is to be Held

(Signature)

Name (Please Print)

Title of Person Executing Agreement

Address: Number and Street

City, State, Zip Code

Social Security Number

Accepted this ___ day of _______, 2010, on behalf of FuLuCai Productions Ltd.

By: _____________________________
Name:
Title:

                  EXECUTION BY SUBSCRIBER WHICH IS A CORPORATION, PARTNER, TRUST, ETC.

Exact Name in Which Title is to be Held

(Signature)

Name (Please Print)

Title of Person Executing Agreement

Address: Number and Street

City, State, Zip Code

Tax Identification Number

Accepted this ___ day of _______, 2010 on behalf of FuLuCai Productions Ltd.

By: ________________________
      Name:
      Title: